Exhibit 99.1

For Immediate Release

For more information:

Rob Jensen Director of Corporate Communications Captiva Software Corporation 858.320.1255 rjensen@captivasoftware.com	Charles Messman Todd Kehrli MKR Group, LLC 626.395.9500

CAPTIVA SHAREHOLDERS APPROVE ACQUISITION BY EMC

Closing Anticipated on December 30

SAN DIEGO, CA, DECEMBER 23, 2005—Captiva Software Corporation (NASDAQ: CPTV), a leading provider of input management solutions, announced that, at a special shareholders meeting held today, Captiva’s shareholders approved the company’s acquisition by EMC Corporation, the world leader in information management and storage. Subject to the satisfaction of all customary closing conditions, Captiva anticipates the acquisition to close on Friday, December 30, 2005.

Under the merger agreement, EMC has agreed to pay $22.25 per share in cash without interest and less any applicable tax withholding for each share of Captiva common stock outstanding on the closing date. The proposed acquisition was first announced on October 20, 2005, and is described in more detail in Captiva’s definitive proxy statement filed with the Securities and Exchange Commission on November 18, 2005.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information management and storage that help organizations extract the maximum value

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CAPTIVA SHAREHOLDERS APPROVE ACQUISITION BY EMC/Page 2

from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.emc.com.

About Captiva

Captiva Software Corporation (NASDAQ: CPTV) is a leading provider of input management solutions. Since 1989, the company’s award-winning products have been used to manage business critical information from paper, faxed and electronic forms, documents and transactions into the enterprise in a more accurate, timely and cost-effective manner. These products automate the processing of billions of forms, documents and transactions annually, converting their contents into information that is usable in database, document, content and other information management systems. Captiva’s technology serves thousands of users in insurance, financial services, government, business process outsourcing, manufacturing and other markets. For more information, visit www.captivasoftware.com.

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EMC is a registered trademark of EMC Corporation. Other trademarks are the property of their respective owners.

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any projections of the benefits of new products or market trends, any projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in Captiva Software Corporation’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.